UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) March 29, 2010


                                  CytoDyn, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Colorado                 000-49908               75-3056237
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


                      1511 Third Street, Santa Fe, NM 87505
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (505) 988-5520
                                 --------------
              (Registrant's telephone number, including area code)



          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

In September 2009 our Board of Directors approved a Private Placement to sell up to 400,000 shares of the Company's Series B Convertible Preferred Stock, no par value. This offering was only available to accredited investors as defined under the 1933 Securities Act ("The Act"). The offering commenced on or about September 23, 2009 and was completed on March 29, 2010. All 400,000 shares were sold and the gross proceeds from the sale were $2,000,000. Each share of Series B Convertible Preferred Stock will receive a 5% annual dividend and is convertible into ten (10) shares of Common Stock.

In October 2009 our Board of Directors approved a Private Placement to Sell up to 2,000,000 shares of our common stock, no par value, at a price of $.50 per share This offering was only available to accredited investors as defined under the 1933 Securities Act ("The Act"). Commissions up to ten percent (10%) were paid to FINRA member licensed broker/dealers in connection with the sale of the Shares. The offering commenced on or about October 20 , 2009 and was completed on March 29, 2010. All 2,000,000 shares were sold.

The securities in both offerings were sold pursuant to the exemption in Section 4(2) of the Securities Act of 1933 and Rule 506 under Regulation D. These securities will not be registered with the Securities and Exchange Commission.

The Company will use the proceeds from these offerings to pay for the manufacturing and clinical trials of the Company's lead product Cytolin(R), a novel immune therapy for treating HIV/AIDS, the maintenance and expansion of intellectual property, regulatory compliance, and general business operations.



                                    SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CytoDyn, Inc.


Date: March 29, 2010                     /s/ Allen D. Allen
                                        ----------------------------
                                        Allen D. Allen